Larry Pierce Media Relations (713) 369-9407	Mindy Mills Investor Relations (713) 369-9490 www.kindermorgan.com

NAME CHANGES BACK TO KINDER MORGAN, INC.

HOUSTON, July 15, 2009 – Kinder Morgan today announced that Knight Inc. has changed its name back to Kinder Morgan, Inc.
Kinder Morgan, Inc., together with its consolidated subsidiaries, is one of the largest energy transportation and storage companies in North America.  A private company, Kinder Morgan, Inc. owns the general partner and significant limited partner interests in Kinder Morgan Energy Partners, L.P. (NYSE: KMP), one of the largest publicly traded pipeline limited partnerships in the United States with an enterprise value in excess of $20 billion.  The company operates or owns an interest in more than 35,000 miles of pipelines that transport products such as natural gas, gasoline, crude oil and CO2, and over 170 terminals that store petroleum products and chemicals and handle bulk materials like coal and petroleum coke.  The company has both regulated and non-regulated operations.
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